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Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements filed by Osiris Therapeutics, Inc. on Form S-8 (Nos. 333-137953 and 333-137954) and Form S-3 (No. 333-148750) of our reports dated March 13, 2008 with respect to the audit of the balance sheets of Osiris Therapeutics, Inc. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2007 and the audit of the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the Annual Report on Form 10-K of Osiris Therapeutics, Inc. for the year ended December 31, 2007.

/s/ STEGMAN & COMPANY

Baltimore, Maryland
March 14, 2008

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  Exhibit 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM